UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZOOMPASS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	30-0796392
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

107 Atlantic Ave., Ste. 201 Toronto, Ontario CANADA	M6K1Y2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-203997

Securities to be registered pursuant to Section 12(g) of the Act:    Common Stock, $0.001 par value

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 24, 2017, and the Form 10-K as amended is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

The following exhibits to the Form 10-K filed with the Securities and Exchange Commission on April 24, 2017, are incorporated by reference.

Exhibit No.	Description

3.1	Articles of Incorporation of UVIC Inc. filed with the registration statement on Form S-1 filed with the Exchange on May 8, 2015 and incorporated herein by reference.

3.2	Articles of Amendment of Amended Articles of Incorporation filed with Current Report on Form 8-K filed with the Exchange on February 24, 2017 and incorporated herein by reference.

3.3	Bylaws of UVIC Inc. filed with the registration statement on Form S-1 filed with the Exchange on May 8, 2015 and incorporated herein by reference.

10.1	Form of Share Exchange Agreement, effective as of August 22, 2016, by and among UVCC, Inc., Zoompass, Inc. and shareholders of Zoompass, Inc.

10.2	Service Agreement dated February 24, 2015 between UVIC Inc. and Angara Corp. filed with the registration statement on Form S-1 with the Exchange on May 8, 2015 and incorporated herein by reference.

10.3
Lease Agreement dated November 10, 2014 between UVIC Inc. and Flamingo Business Park filed with the registration statement on Form S-1 with the Exchange on June 15, 2015 and incorporated herein by reference.

10.4
Agreement dated February 26, 2015 between UVIC Inc. and  Jose Akdar Lubis, freelance web designer, filed with the registration statement on Form S-1 with the Exchange on June 15, 2015 and incorporated herein by reference.

10.5
Service Agreement Between UVIC Inc. and dated June 21, 2015 between UVIC Inc. and Rivex Technologies Corp. filed with the registration statement on Form S-1 with the Exchange on August 15, 2015 and incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ZOOMPASS HOLDINGS, INC.

By:	/s/ Brian Morales
Brian Morales
Chief Financial Officer

Date:  May 18, 2017